UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 5, 2007 (January 31, 2007)

Affordable Residential Communities Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-31987	84-1477939
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

7887 E. Belleview Avenue, Suite 200, Englewood, CO 80111
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: 303-383-7500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

In connection with the closing of its acquisition of NLASCO, Inc. (“NLASCO”), as described in Item 8.01 below, and the issuance of shares of its common stock, par value $0.01 per share, to C. Clifton Robinson, as described in Item 3.02 below, on January 31, 2007, Affordable Residential Communities Inc. (the “Company”) entered into a Registration Rights Agreement (the “Robinson Registration Rights Agreement”) with Mr. Robinson pursuant to which the Company agreed to prepare and file with the Securities and Exchange Commission (the “SEC”), within 18 months after the date of the Robinson Registration Rights Agreement, a registration statement with respect to the resale of the 1,218,880 shares of the Company’s common stock issued to Mr. Robinson.  The foregoing description of the Robinson Registration Rights Agreement is qualified in its entirety by reference to the Robinson Registration Rights Agreement, which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

In connection with the issuance and sale of shares of the Company’s common stock to Flexpoint Fund, L.P. (“Flexpoint”), as described in Item 3.02 below, on January 31, 2007, the Company and Flexpoint entered into a Registration Rights Agreement (the “Flexpoint Registration Rights Agreement”) pursuant to which the Company agreed to use its commercially reasonable efforts to file with the SEC a registration statement with respect to the resale of the 2,154,763 shares of the Company’s common stock issued to Flexpoint within 60 calendar days, but in no event more than 90 calendar days, of the date of the Flexpoint Registration Rights Agreement.  The foregoing description of the Flexpoint Registration Rights Agreement is qualified in its entirety by reference to the Flexpoint Registration Rights Agreement, which is attached as Exhibit 10.2 hereto and is incorporated by reference herein.

Item 3.02.  Unregistered Sales of Equity Securities.

In connection with the rights offering described in Item 8.01 below, on January 31, 2007, the Company issued an aggregate 2,150,949 shares of its common stock, par value $0.01 per share, in a private placement to Gerald J. Ford, ARC Diamond, LP and Hunter’s Glen/Ford, Ltd. (the “Ford Purchasers”), for aggregate consideration of approximately $17 million.

In connection with the closing of its acquisition of NLASCO, as described in Item 8.01 below, on January 31, 2007, the Company issued 1,218,880 shares of its common stock to C. Clifton Robinson, the principal stockholder of NLASCO.  Additionally, in connection with its previously announced stock purchase agreement with Flexpoint, on January 31, 2007, the Company issued 2,154,763 shares of its common stock to Flexpoint for aggregate consideration of $20 million.

The shares of the Company’s common stock issued to the Ford Purchasers, Mr. Robinson and Flexpoint were not registered under the Securities Act of 1933, as amended (the “Securities Act”).  The shares were issued to each of the Ford Purchasers, Mr. Robinson and Flexpoint in separate transactions in reliance on exemptions from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.  Appropriate restrictive legends were affixed to the certificates representing the shares of common stock issued to the Ford Purchasers, Mr. Robinson and Flexpoint.

Item 8.01   Other Events.

On January 31, 2007, the Company issued a press release announcing the completion of its acquisition of NLASCO, the results of its $80 million rights offering and the completion of the private placement of the Company’s common stock to Flexpoint.  The press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Pursuant to a Registration Statement on Form S-3 (Reg. No. 333-124073) filed on April 14, 2005, and effective on May 3, 2005, the Company has outstanding 1,250,000 warrants exercisable for shares of the Company’s common stock (the “Warrants”).  The Warrants are set to expire on July 23, 2010.  A list of the Warrant holders and their addresses is maintained by the Company.  As a result of the issuance and sale of the Company’s common stock to Mr. Robinson, the Ford Purchasers, Flexpoint and the holders of subscription rights in the Company’s rights offering, as described elsewhere in this Form 8-K, the exercise price per share of the Company’s common stock under the Warrants has been adjusted to $15.607 and the total number of shares of the Company’s common stock issuable upon exercise of all of such Warrants has been adjusted to 937,079 shares.

Item 9.01.  Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit Number	Description

Exhibit 10.1	Registration Rights Agreement, dated as of January 31, 2007, by and between Affordable Residential Communities Inc. and C. Clifton Robinson.
Exhibit 10.2	Registration Rights Agreement, dated as of January 31, 2007, between Affordable Residential Communities Inc. and Flexpoint Fund, L.P.
Exhibit 99.1	Press Release, dated January 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:        February 5, 2007

AFFORDABLE RESIDENTIAL COMMUNITIES INC.

By:	/s/ Scott L. Gesell
Scott L. Gesell
Executive Vice President